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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent chartered accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 31, 1997 on the combined financial statements of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. included in EVI, Inc.'s Amendment No. 1 to Form 8-K on Form 8-K/A dated December 2, 1997 and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN & CO.
                                            Chartered Accountants

Calgary, Alberta, Canada
April 6, 1998